Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 11, 2012 on the consolidated financial statements of Synthetic Biologics, Inc. and Subsidiaries as of December 31, 2011 and 2010, included herein on the registration statement of Synthetic Biologics, Inc. and Subsidiaries on Form S-1 (Post-Effective Amendment No. 1 to Form S-3 on Form S-1), and to the reference to our firm under the heading “Experts” in the prospectus.

Berman & Company, P.A.

Certified Public Accountants

Boca Raton, Florida

July 12, 2012